Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports First Quarter 2019 Results

NASHVILLE, Tenn. (May 7, 2019) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Results (as compared to First Quarter 2018):

•	Same-Store RevPAR increased 5.4% and Same-Store Total RevPAR increased 6.4%

•	Consolidated Net Income available to Common Shareholders Increased 7.6% to $29.4 Million

•	Consolidated Adjusted EBITDAre Increased 40.5% to $114.9 Million

•	Funds From Operations Available to Common Shareholders Increased 30.7% to $73.7 Million; Adjusted Funds From Operations Available to Common Shareholders Increased 27.7% to $77.8 Million

•	Same-Store Gross Room Night Bookings of 334,179 Room Nights for All Future Years

•	Gaylord Rockies Performed Above Expectations in its First Full Quarter of Operation

•	Updates Full Year Guidance

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “Our businesses delivered a strong start to the year as we began to realize the benefits of the many development projects we completed in 2018. The newest Gaylord Hotels property, Gaylord Rockies, got off to a successful start in the first quarter of 2019, and we are excited for the potential of this property. The indoor portion of our SoundWaves water experience at Gaylord Opryland exceeded our expectations in its first quarter of operation, and as we head into the summer season, we look forward to the upcoming opening of the outdoor portion of this facility in mid-May. We are pleased to see the success of the expansion at Gaylord Texan, which contributed to growth in occupancy at that property. We are thrilled with the early contributions of these growth projects and remain enthusiastic about their role in maximizing the strong outlook we see for the group segment in the years ahead.

Given our record-setting fourth quarter 2018 bookings results of one million room nights (excluding Gaylord Rockies) and the tremendous number of room nights we had on the books for all future years at the end of fourth quarter 2018, we were not surprised by the year-over-year decline in first quarter 2019 group bookings. Based on the outlook for our group sales leads coupled with how groups are performing once they travel, we remain confident in the group segment for the foreseeable future.

Our Entertainment segment also delivered strong results in the first quarter of 2019, driven by solid performance from our core assets as well as our Ole Red properties. Our Ole Red footprint continued to expand in the first quarter with the opening of the newest location in Gatlinburg, Tennessee. This location is off to a great start, and work is underway on our next location, Ole Red Orlando, which is slated to open in 2020.”

First Quarter 2019 Results (As Compared to First Quarter 2018):

Consolidated Results

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2019	2018	% Δ
Total Revenue	$370,775	$288,370	28.6%

Operating Income	$53,964	$45,944	17.5%
Operating Income margin	14.6%	15.9%	-1.3pt

Net Income available to common shareholders	$29,408	$27,339	7.6%
Net Income available to common shareholders margin	7.9%	9.5%	-1.6pt
Net Income available to common shareholders per diluted share	$0.57	$0.53	7.5%

Adjusted EBITDAre	$114,857	$81,727	40.5%
Adjusted EBITDAre margin	31.0%	28.3%	2.7pt
Adjusted EBITDAre, excluding noncontrolling interest	$109,259	$81,727	33.7%
Adjusted EBITDAre, excluding noncontrolling interest margin	29.5%	28.3%	1.2pt

Funds From Operations (FFO) available to common shareholders	$73,679	$56,392	30.7%
FFO available to common shareholders per diluted share	$1.42	$1.10	29.1%

Adjusted FFO available to common shareholders	$77,757	$60,887	27.7%
Adjusted FFO available to common shareholders per diluted share	$1.50	$1.18	27.1%

Note: For the Company’s definitions of Operating Income margin, Net Income available to common shareholders margin, Adjusted EBITDAre, Adjusted EBITDAre margin, Adjusted EBITDAre, excluding noncontrolling interest, Adjusted EBITDAre, excluding noncontrolling interest margin, FFO available to common shareholders, and Adjusted FFO available to common shareholders, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDAre to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO available to common shareholders to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition,” “Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition,” “Adjusted FFO available to common shareholders Definition” and “Supplemental Financial Results” below.

Hospitality Segment Results

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
	2019	2018	% Δ
Hospitality Revenue	$337,510	$265,111	27.3%
Same-Store Hospitality Revenue (1)	$292,267	$265,111	10.2%

Hospitality Operating Income	$59,629	$53,499	11.5%
Hospitality Operating Income margin	17.7%	20.2%	-2.5pt
Hospitality Adjusted EBITDAre	$114,297	$85,095	34.3%
Hospitality Adjusted EBITDAre margin	33.9%	32.1%	1.8pt

Same-Store Hospitality Operating Income (1)	$68,399	$53,499	27.9%
Same-Store Hospitality Operating Income margin (1)	23.4%	20.2%	3.2pt
Same-Store Hospitality Adjusted EBITDAre (1)	$99,870	$85,095	17.4%
Same-Store Hospitality Adjusted EBITDAre margin (1)	34.2%	32.1%	2.1pt

Hospitality Performance Metrics
Occupancy	72.3%	73.8%	-1.5pt
Average Daily Rate (ADR)	$201.07	$195.02	3.1%
RevPAR	$145.30	$143.89	1.0%
Total RevPAR	$370.93	$354.64	4.6%

Same-Store Hospitality Performance Metrics (1)
Occupancy	75.2%	73.8%	1.4pt
Average Daily Rate (ADR)	$201.62	$195.02	3.4%
RevPAR	$151.61	$143.89	5.4%
Total RevPAR	$377.21	$354.64	6.4%

Gross Definite Rooms Nights Booked (1)	334,179	471,736	-29.2%
Net Definite Rooms Nights Booked (1)	237,456	344,640	-31.1%
Group Attrition (as % of contracted block) (1)	13.5%	13.4%	0.1pt
Cancellations ITYFTY (1)(2)	22,850	15,085	51.5%

(1)	Excludes Gaylord Rockies, which opened in December 2018. Includes approximately 15,700 room nights out of service during first quarter 2019 related to Gaylord Opryland rooms renovation project.
(2)	“ITYFTY” represents In The Year For The Year.

Note: For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR, Other RevPAR, and Total RevPAR” below. Property-level results and operating metrics for first quarter 2019 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDAre Reconciliations and Operating Metrics,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDAre to Hospitality Operating Income, and property-level Adjusted EBITDAre to property-level Operating Income for each of the hotel properties.

Gaylord Opryland

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
	2019	2018	% Δ
Revenue	$88,958	$82,745	7.5%
Operating Income	$21,746	$19,795	9.9%
Operating Income margin	24.4%	23.9%	0.5pt
Adjusted EBITDAre	$30,243	$28,552	5.9%
Adjusted EBITDAre margin	34.0%	34.5%	-0.5pt

Occupancy	74.2%	72.3%	1.9pt
Average daily rate (ADR)	$191.53	$190.40	0.6%
RevPAR	$142.10	$137.57	3.3%
Total RevPAR	$342.25	$318.35	7.5%

Gaylord Opryland Highlights for First Quarter 2019 (As Compared to First Quarter 2018):

•

Total revenue for the quarter increased 7.5% to $89.0 million, driven by a mix shift toward Corporate room nights and strong food and beverage performance. The addition of the indoor portion of SoundWaves to the Gaylord Opryland experience helped drive Transient room nights, which increased approximately 23% in first quarter 2019. The increase in Transient room nights also helped drive the 190 basis points increase in occupancy and led to a 3.3% increase in RevPAR.

•

Operating income and Adjusted EBITDAre increased by 9.9% and 5.9%, respectively. The mix shift toward additional Corporate room nights in the quarter translated into higher outside the room spend in food and beverage, with both banquets and outlets delivering strong results. Results in first quarter 2019 were negatively impacted by a non-recurring business tax adjustment, which totaled close to $1 million.

•

The indoor portion of SoundWaves, an indoor/outdoor water amenity at the property, exceeded our expectations selling over 39,000 admissions during the first full quarter of its operation. Completion of the outdoor portion of the facility is scheduled for mid-May.

•

The hotel is currently undergoing a planned renovation of the Magnolia wing of the hotel. The Magnolia rooms renovation project, which began late in the fourth quarter of 2018, resulted in approximately 15,700 rooms nights out of service during first quarter 2019. The renovation project is anticipated to be completed in fourth quarter 2019 and is currently on time and on budget.

Gaylord Palms

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
($ in thousands)	2019	2018	% Δ
Revenue	$59,916	$57,896	3.5%
Operating Income	$17,600	$16,248	8.3%
Operating Income margin	29.4%	28.1%	1.3pt
Adjusted EBITDAre	$23,619	$22,285	6.0%
Adjusted EBITDAre margin	39.4%	38.5%	0.9pt

Occupancy	82.8%	82.3%	0.5pt
Average daily rate (ADR)	$213.38	$210.74	1.3%
RevPAR	$176.57	$173.44	1.8%
Total RevPAR	$470.16	$454.30	3.5%

Gaylord Palms Highlights for First Quarter 2019 (As Compared to First Quarter 2018):

•

Total revenue increased 3.5% to $59.9 million, driven largely by increased revenue from catering and banquets as well as a 1.3% increase in average daily rate (“ADR”). Overall food and beverage revenue increased by 4.0% as the shift in mix toward higher-rated Association room nights helped drive higher outside the room spend.

•	Despite weakness in Transient customers in the broader Orlando market, RevPAR still increased 1.8%, and Total RevPAR increased 3.5%.

•

Occupancy increased by 50 basis points as the Gaylord Palms offset the overall soft Transient demand in the broader Orlando market through increased group demand. Association room nights increased 19.2%, and rate for this group segment rose by 19.3%, driving overall increased performance in ADR, RevPAR and Total RevPAR.

•

Phase I of the Gaylord Palms expansion is expected to be complete by the end of May 2019 as we complete the final steps toward finishing the parking structure. Groundbreaking for the rooms and meeting place expansion will take place in second quarter 2019, and the project is expected to open in spring 2021.

Gaylord Texan

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
	2019	2018	% Δ
Revenue	$72,039	$58,357	23.4%
Operating Income	$22,354	$14,032	59.3%
Operating Income margin	31.0%	24.0%	7.0pt
Adjusted EBITDAre	$28,998	$20,614	40.7%
Adjusted EBITDAre margin	40.3%	35.3%	5.0pt

Occupancy	77.9%	76.5%	1.4pt
Average daily rate (ADR)	$198.23	$194.92	1.7%
RevPAR	$154.39	$149.13	3.5%
Total RevPAR	$441.25	$429.13	2.8%

Gaylord Texan Highlights for First Quarter 2019 (As Compared to First Quarter 2018):

•

Total revenue increased 23.4% to $72.0 million, driven by an increase of over 23,000-room nights sold primarily due to the expansion that was completed in May 2018. The additional rooms and meeting space enabled the property to host more groups during the quarter. Group room nights sold increased by 21.3% and accounted for approximately 18,800 additional room nights sold.

•	Occupancy increased by 140 basis points, despite the additional room inventory during the quarter due to the expansion project which increased total room nights available by 20.1%.

•

Led by strength in group demand, food and beverage revenue increased by 21.1%. RevPAR and Total RevPAR results benefitted from this strength in group demand and increased by 3.5% and 2.8%, respectively.

•

Operating income and Adjusted EBITDAre increased by 59.3% and 40.7%, respectively, as the higher room nights, strong outside the room spend, and labor efficiencies helped drive these results in the quarter. In addition, operating income benefited from the absence of approximately $1.4 million in one-time pre-opening expenses incurred in first quarter 2018 related to the expansion.

Gaylord National

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
	2019	2018	% Δ
Revenue	$65,630	$60,756	8.0%
Operating Income	$6,234	$3,317	87.9%
Operating Income margin	9.5%	5.5%	4.0pt
Adjusted EBITDAre	$15,793	$12,843	23.0%
Adjusted EBITDAre margin	24.1%	21.1%	3.0pt

Occupancy	72.0%	70.7%	1.3pt
Average daily rate (ADR)	$218.38	$198.24	10.2%
RevPAR	$157.12	$140.24	12.0%
Total RevPAR	$365.34	$338.21	8.0%

Gaylord National Highlights for First Quarter 2019 (As Compared to First Quarter 2018):

•

Total revenue for first quarter 2019 increased 8.0% to $65.6 million, driven by a strong performance on almost every metric, resulting in one of the best quarters for this property since its 2008 opening. A shift in customer mix toward premium Association groups, which increased by 24.7%, and away from lower rated Transient customers helped drive an increase of 10.2% in ADR. RevPAR and Total RevPAR increased by 12.0% and 8.0%, respectively, as the higher group focus helped increase ADR, occupancy and outside-the-room spend.

•

The strategic decision to shift focus away from lower rated casino customers to Transient customers that value the resort experience offered by our resort hotel led to a 17.6% increase in Transient ADR in the quarter but resulted in a 13.7% decrease in Transient room nights sold during the first quarter 2019.

•

Operating income increased 87.9% to $6.2 million, while Adjusted EBITDAre increased 23.0% to $15.8 million. In addition to the solid room revenue performance and positive contribution from food and beverage, increases in attrition and cancellation fees, higher resort fees and other ancillary revenues contributed over $1 million to Operating Income and Adjusted EBITDAre in first quarter 2019.

Gaylord Rockies (1)

($ in thousands, except ADR, RevPAR, and Total RevPAR)

	Three Months Ended March 31,
	2019	2018	% Δ
Revenue	$45,243	—	—
Operating Income/Loss (2)	($8,770)	—	—
Operating Income/Loss margin	-19.4%	—	—
Adjusted EBITDAre (2)	$14,427	—	—
Adjusted EBITDAre margin	31.9%	—	—

Occupancy	55.4%	—	—
Average daily rate (ADR)	$196.81	—	—
RevPAR	$109.13	—	—
Total RevPAR	$334.91	—	—

(1)	Gaylord Rockies opened in December 2018, therefore there are no comparison figures. First quarter 2019 represents first full period of operations for the hotel.
(2)	Operating loss and Adjusted EBITDAre for 2019 for Gaylord Rockies exclude asset management fees paid to RHP of $470,000.

Reed continued, “We are delighted by the first full quarter of results at Gaylord Rockies, which exceeded our internal plan for first quarter 2019 in nearly all key metrics. In early March, we held a Grand Opening celebration that was well received, notably from the over 200 meeting planners in attendance. The feedback so far has been tremendous, and we remain excited about this westward expansion of the Gaylord Hotels brand.

The strength of our performance in first quarter 2019 was seen across the entire portfolio; however, Gaylord National’s results were particularly noteworthy given the obstacles that market has faced in recent years. We continue to believe that our unique business model and our willingness to invest in high return capital projects, such as the Gaylord Texan expansion, SoundWaves, and increasing our ownership in Gaylord Rockies, has set us up well for the future and allowed us to differentiate ourselves among our hospitality peers.”

Entertainment Segment

For the three months ended March 31, 2019 and 2018, the Company reported the following:

Entertainment Segment Results

	Three Months Ended March 31,
($ in thousands)	2019	2018	% Δ
Revenue	$33,265	$23,259	43.0%
Operating Income	$3,736	$1,283	191.2%
Operating Income margin	11.2%	5.5%	5.7pt
Adjusted EBITDAre	$7,883	$3,174	148.4%
Adjusted EBITDAre margin	23.7%	13.6%	10.1pt

Reed continued, “We are pleased with the strong performance we saw at our core Nashville-based Entertainment businesses this quarter as Music City continues to see increased prominence as a major entertainment destination. Behind the scenes, we spent the first quarter of the year finalizing our plans to announce our joint venture with Gray Television to create and distribute a linear multicast and premium OTT (over-the-top) channel dedicated to the country music lifestyle. We believe this partnership is a unique opportunity to expand our position as the leader in country music lifestyle entertainment and to expand the medium in which the 110 million country music fans in the United States can experience our iconic stages.”

Corporate and Other Segment

For the three months ended March 31, 2019 and 2018, the Company reported the following:

Corporate and Other Segment Results

	Three Months Ended March 31,
($ in thousands)	2019	2018	% Δ
Operating Loss	($9,401)	($8,838)	-6.4%
Adjusted EBITDAre	($7,323)	($6,542)	-11.9%

Corporate and Other Segment Operating Loss and Adjusted EBITDAre for first quarter 2019 includes increases in administrative and employment costs associated with supporting the Company’s growth initiatives in its Hospitality and Entertainment segments.

Dividend Update

The Company paid its first quarter 2019 cash dividend of $0.90 per share of common stock on April 15, 2019 to stockholders of record on March 29, 2019. It is the Company’s current plan to distribute total 2019 annual dividends of approximately $3.60 per share in cash in equal quarterly payments with the remaining payments occurring in July and October of 2019 and January of 2020. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of March 31, 2019, the Company had total debt outstanding of $2,485.2 million, net of unamortized deferred financing costs, and unrestricted cash of $94.9 million. Total debt outstanding includes full consolidation of $525.7 million of Gaylord Rockies joint venture debt, net of unamortized deferred financing costs. As of March 31, 2019, $535.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.2 million in letters of credit, which left $162.8 million of availability for borrowing under the credit facility.

Guidance

The Company is updating its outlook for 2019 based on current information as of May 7, 2019. The Company does not expect to update the guidance provided below before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

	Guidance Full Year 2019		Prior Guidance Full Year 2019		Variance to Prior Midpoint
($ in millions, except per share figures)	Low	High	Low	High
Same-Store Hospitality RevPAR (1)	2.0%	4.0%	1.5%	3.5%	0.5pt
Same-Store Hospitality Total RevPAR (1)	3.0%	4.5%	2.0%	4.0%	0.8pt

Net Income (2)	$129.2	$133.5	$120.9	$128.2	$6.8

Adjusted EBITDAre
Same-Store Hospitality (1)	$394.0	$404.0	$390.0	$400.0	$4.0
Gaylord Rockies (2)	79.0	83.0	77.0	83.0	1.0

Hospitality (2)	$473.0	$487.0	$467.0	$483.0	$5.0

Entertainment	48.0	52.0	45.0	50.0	2.5
Corporate and Other	(28.0)	(26.0)	(28.0)	(26.0)	—

Consolidated Adjusted EBITDAre (2)	$493.0	$513.0	$484.0	$507.0	$7.5

Consolidated Adjusted EBITDAre, excl. noncontrolling interest (3)	$463.1	$481.5	$454.8	$475.5	$7.1

Net Income available to common shareholders (3)	$139.0	$149.2	$130.0	$143.2	$7.5

Funds from Operations (FFO) available to common shareholders (3)	$314.0	$329.6	$305.8	$323.6	$7.1

Adjusted FFO available to common shareholders (3)	$338.8	$355.6	$330.6	$349.6	$7.1

Diluted Income per share available to common shareholders (3)	$2.67	$2.86	$2.50	$2.75	$0.14

Estimated Diluted Shares Outstanding	52.1	52.1	52.1	52.1	—

(1)

Same-Store Hospitality segment guidance excludes Gaylord Rockies results and assumes approximately 32,000 room nights out of service in 2019 due to the renovation of rooms at Gaylord Opryland. The out of service rooms are included in the total available room count for calculating hotel metrics (e.g., RevPAR and Total RevPAR).

(2)	Includes fully consolidated results from Gaylord Rockies. The Company owns 61.2% and is the managing member of the joint venture that owns Gaylord Rockies.
(3)	Excludes ownership of Gaylord Rockies joint venture not controlled or owned by the Company.

Note: For reconciliations of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest to Net Income and reconciliation of FFO available to common shareholders, and Adjusted FFO available to common shareholders guidance to Net Income available to common shareholders and reconciliations of segment Adjusted EBITDAre guidance to segment Operating Income, see “Reconciliations of Forward-Looking Statements,” below.

Reed concluded, “We entered 2019 with great anticipation given the strength of the group market and the number of capital projects we put into service during 2018. With the benefit of a full quarter of performance now in the books, we have decided to update our full year guidance. We feel this updated guidance outlook better illustrates the positive response we are seeing from our customers to the investments we have made in our Hospitality business as we continue to capitalize on the strength of group demand. Similarly, on the Entertainment side of our business, we continue to see strong growth in both our core and developing brands, which we believe will continue to improve as we enter the summer tourism season. Moreover, we believe the recently-announced joint venture with Gray Television will modestly impact our full year 2019 guidance range for Adjusted EBITDAre for the Entertainment segment and full year 2019 Adjusted FFO available to common shareholders. This year is off to a great start, and we believe we are in a favorable position for the months and years to come.”

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 11 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. The Company is a joint venture owner of the 1,501-room Gaylord Rockies Resort & Convention Center, which is also managed by Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the Company’s ability to remain qualified as a REIT for federal income tax purposes, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO available to common shareholders and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR, Other RevPAR, and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate other revenue per available room (“Other RevPAR”) for our hotels by dividing all non-room revenue (food & beverage and other ancillary services revenue) by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period. Rooms out of service for renovation are included in room nights available. Same-Store Hospitality RevPAR and Same-Store Hospitality Total RevPAR do not include the Gaylord Rockies.

Calculation of GAAP Margin Figures

We calculate Net Income available to common shareholders margin by dividing GAAP consolidated Net Income available to common shareholders by GAAP consolidated Total Revenue. We calculate consolidated, segment or property-level Operating Income Margin by dividing consolidated, segment or property-level GAAP Operating Income by consolidated, segment or property-level GAAP Revenue. Same-Store Operating Income Margin and Adjusted EBITDAre Margin do not include the Gaylord Rockies.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest Definition

We calculate EBITDAre, which is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in its September 2017 white paper as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property or the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Adjusted EBITDAre is then calculated as EBITDAre, plus to the extent the following adjustments occurred during the periods presented: preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges that do not meet the NAREIT definition above; any transaction costs of completed acquisitions; interest income on bonds; pension settlement charges; pro rata Adjusted EBITDAre from unconsolidated joint ventures, and any other adjustments we have identified in this release. We then exclude noncontrolling interests in joint ventures to calculate Adjusted EBITDAre, Excluding Noncontrolling Interest. We make additional adjustments to EBITDAre when evaluating our performance because we believe that presenting Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and adjustments for certain additional items provide useful information to investors regarding our operating performance and debt leverage metrics, and that the presentation of Adjusted EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Same-Store Hospitality Adjusted EBITDAre does not include the Gaylord Rockies.

Adjusted EBITDAre, Excluding Noncontrolling Interest Margin Definition

We calculate consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest Margin by dividing consolidated Adjusted EBITDAre, Excluding Noncontrolling Interest by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Adjusted EBITDAre Margin by dividing segment, or property-level Adjusted EBITDAre by consolidated, segment, or property-level GAAP Revenue. We believe Adjusted EBITDAre, Excluding Noncontrolling Interest Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDAre, Excluding Noncontrolling Interest and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO available to common shareholders Definition

We calculate FFO, which definition is clarified by NAREIT in its December 2018 white paper as net income (calculated in accordance with GAAP) excluding depreciation and amortization (excluding amortization of deferred financing costs and debt discounts), gains and losses from the sale of certain real estate assets, gains and losses from a change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciated real estate held by the entity, income (loss) from consolidated joint ventures attributable to noncontrolling interest, and pro rata adjustments for unconsolidated joint ventures. The clarifications did not change our calculation of FFO available to common shareholders and Adjusted FFO available to common shareholders for any historical period. To calculate Adjusted FFO available to common shareholders, we then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges that do not meet the NAREIT definition above; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, transaction costs on completed acquisitions, deferred income tax expense (benefit), and (gains) losses on extinguishment of debt. FFO available to common shareholders and Adjusted FFO available to common shareholders (presented for 2019) exclude the ownership portion of Gaylord Rockies joint venture not controlled or owned by the Company.

We believe that the presentation of FFO available to common shareholders and Adjusted FFO available to common shareholders provide useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use FFO available to common shareholders and Adjusted FFO available to common shareholders as measures in determining our results after considering the impact of our capital structure. A reconciliation of Net Income (loss) to FFO available to common shareholders and a reconciliation of Net Income (loss) available to common shareholders to Adjusted FFO available to common shareholders are set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders, and any related per share measures, should not be considered as alternative measures of our

Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, and Adjusted FFO available to common shareholders may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDAre, Adjusted EBITDAre, Excluding Noncontrolling Interest, Adjusted EBITDAre, Excluding Noncontrolling Interest Margin, and Adjusted FFO available to common shareholders can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:

Mark Fioravanti, President & Chief Financial Officer	Shannon Sullivan, Vice President Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315
tsiefert@rymanhp.com	robert.winters@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Mar. 31,
	2019	2018
Revenues :
Rooms	$132,212	$107,564
Food and beverage	171,143	132,939
Other hotel revenue	34,155	24,608
Entertainment	33,265	23,259

Total revenues	370,775	288,370

Operating expenses:
Rooms	34,969	28,928
Food and beverage	91,359	71,978
Other hotel expenses	90,939	75,882
Management fees	9,756	7,130

Total hotel operating expenses	227,023	183,918
Entertainment	25,641	19,366
Corporate	9,004	8,329
Preopening costs	2,134	2,147
Depreciation and amortization	53,009	28,666

Total operating expenses	316,811	242,426

Operating income	53,964	45,944

Interest expense, net of amounts capitalized	(32,087)	(16,729)
Interest income	2,908	2,753
Loss from joint ventures	—	(2,588)
Other gains and (losses), net	(141)	168

Income before income taxes	24,644	29,548

Provision for income taxes	(1,974)	(2,209)

Net income	22,670	27,339

Net loss attributable to noncontrolling interest in consolidated joint venture	6,738	—

Net income available to common shareholders	$29,408	$27,339

Basic income per share available to common shareholders	$0.57	$0.53

Diluted income per share available to common shareholders	$0.57	$0.53

Weighted average common shares for the period:
Basic	51,349	51,214
Diluted	51,949	51,473

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Mar. 31, 2019	Dec. 31, 2018
ASSETS:
Property and equipment, net of accumulated depreciation	$3,147,749	$3,149,095
Cash and cash equivalents - unrestricted	94,873	103,437
Cash and cash equivalents - restricted	51,943	45,652
Notes receivable	121,923	122,209
Trade receivables, net	109,973	67,923
Deferred income taxes, net	39,463	40,557
Prepaid expenses and other assets	90,070	78,240
Intangible assets	237,175	246,770

Total assets	$3,893,169	$3,853,883

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$2,485,179	$2,441,895
Accounts payable and accrued liabilities	285,296	274,890
Dividends payable	47,010	45,019
Deferred management rights proceeds	177,652	174,026
Operating lease liabilities	104,265	—
Other liabilities	62,188	161,043
Noncontrolling interest in consolidated joint venture	291,115	287,433
Stockholders’ equity	440,464	469,577

Total liabilities and stockholders’ equity	$3,893,169	$3,853,883

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDAre RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2019		2018
	$	Margin	$	Margin
Consolidated
Revenue	$370,775		$288,370

Net income	$22,670	6.1%	$27,339	9.5%
Interest expense, net	29,179		13,976
Provision for income taxes	1,974		2,209
Depreciation & amortization	53,009		28,666
Pro rata EBITDAre from joint ventures	—		365

EBITDAre	106,832	28.8%	72,555	25.2%
Preopening costs	2,134		2,147
Non-cash ground lease expense	1,223		1,244
Equity-based compensation expense	2,026		1,923
Interest income on Gaylord National & Gaylord Rockies bonds	2,642		2,654
Pro rata adjusted EBITDAre from joint ventures	—		1,204

Adjusted EBITDAre	$114,857	31.0%	$81,727	28.3%

Adjusted EBITDAre of noncontrolling interest	(5,598)		—

Adjusted EBITDAre, excluding noncontrolling interest	$109,259	29.5%	$81,727	28.3%

Hospitality segment
Revenue	$337,510		$265,111
Operating income	$59,629	17.7%	$53,499	20.2%
Depreciation & amortization	50,133		26,200
Preopening costs	725		1,494
Non-cash lease expense	1,168		1,248
Interest income on Gaylord National & Gaylord Rockies bonds	2,642		2,654

Adjusted EBITDAre	$114,297	33.9%	$85,095	32.1%

Same-Store Hospitality segment (1)
Revenue	$292,267		$265,111
Operating income	$68,399	23.4%	$53,499	20.2%
Depreciation & amortization	27,672		26,200
Preopening costs	55		1,494
Non-cash lease expense	1,168		1,248
Interest income on Gaylord National bonds	2,576		2,654

Adjusted EBITDAre	$99,870	34.2%	$85,095	32.1%

Entertainment segment
Revenue	$33,265		$23,259
Operating income	$3,736	11.2%	$1,283	5.5%
Depreciation & amortization	2,479		1,957
Preopening costs	1,409		653
Non-cash lease expense	55		(4)
Equity-based compensation	204		304
Pro rata adjusted EBITDAre from joint ventures	—		(1,019)

Adjusted EBITDAre	$7,883	23.7%	$3,174	13.6%

Corporate and Other segment
Operating loss	$(9,401)		$(8,838)
Depreciation & amortization	397		509
Gain (loss) on disposal of assets	(141)		168
Equity-based compensation	1,822		1,619

Adjusted EBITDAre	$(7,323)		$(6,542)

(1)	Same-Store Hospitality segment excludes Gaylord Rockies, which opened in December 2018.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Mar. 31,
	2019	2018
Consolidated
Net income	$22,670	$27,339
Noncontrolling interest	6,738	—

Net income available to common shareholders	29,408	27,339
Depreciation & amortization	52,968	28,666
Adjustments for noncontrolling interest	(8,697)	—
Pro rata adjustments from joint ventures	—	387

FFO available to common shareholders	73,679	56,392
Right-of-use asset amortization	41	—
Non-cash lease expense	1,223	1,244
Pro rata adjustments from joint ventures	—	57
Amortization of deferred financing costs	1,927	1,415
Adjustments for noncontrolling interest	(213)	—
Deferred tax expense	1,100	1,779

Adjusted FFO available to common shareholders	$77,757	$60,887

Capital expenditures (1)	(15,329)	(15,076)

Adjusted FFO available to common shareholders (ex. maintenance capex)	$62,428	$45,811

Basic net income per share	$0.57	$0.53
Fully diluted net income per share	$0.57	$0.53

FFO available to common shareholders per basic share	$1.43	$1.10
Adjusted FFO available to common shareholders per basic share	$1.51	$1.19

FFO available to common shareholders per diluted share	$1.42	$1.10
Adjusted FFO available to common shareholders per diluted share	$1.50	$1.18

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2019		2018
	$	Margin	$	Margin
Hospitality segment
Revenue	$337,510		$265,111
Operating Income	$59,629	17.7%	$53,499	20.2%
Depreciation & amortization	50,133		26,200
Preopening costs	725		1,494
Non-cash lease expense	1,168		1,248
Interest income on Gaylord National and Gaylord Rockies bonds	2,642		2,654

Adjusted EBITDAre	$114,297	33.9%	$85,095	32.1%

Occupancy	72.3%		73.8%
Average daily rate (ADR)	$201.07		$195.02
RevPAR	$145.30		$143.89
OtherPAR	$225.63		$210.75
Total RevPAR	$370.93		$354.64

Same-Store Hospitality segment (1)
Revenue	$292,267		$265,111
Operating Income	$68,399	23.4%	$53,499	20.2%
Depreciation & amortization	27,672		26,200
Preopening costs	55		1,494
Non-cash lease expense	1,168		1,248
Interest income on Gaylord National bonds	2,576		2,654

Adjusted EBITDAre	$99,870	34.2%	$85,095	32.1%

Occupancy	75.2%		73.8%
Average daily rate (ADR)	$201.62		$195.02
RevPAR	$151.61		$143.89
OtherPAR	$225.60		$210.75
Total RevPAR	$377.21		$354.64

Gaylord Opryland
Revenue	$88,958		$82,745
Operating Income	$21,746	24.4%	$19,795	23.9%
Depreciation & amortization	8,442		8,678
Preopening costs	55		79

Adjusted EBITDAre	$30,243	34.0%	$28,552	34.5%

Occupancy	74.2%		72.3%
Average daily rate (ADR)	$191.53		$190.40
RevPAR	$142.10		$137.57
OtherPAR	$200.15		$180.78
Total RevPAR	$342.25		$318.35

Gaylord Palms
Revenue	$59,916		$57,896
Operating Income	$17,600	29.4%	$16,248	28.1%
Depreciation & amortization	4,851		4,789
Non-cash lease expense	1,168		1,248

Adjusted EBITDAre	$23,619	39.4%	$22,285	38.5%

Occupancy	82.8%		82.3%
Average daily rate (ADR)	$213.38		$210.74
RevPAR	$176.57		$173.44
OtherPAR	$293.59		$280.86
Total RevPAR	$470.16		$454.30

Gaylord Texan
Revenue	$72,039		$58,357
Operating Income	$22,354	31.0%	$14,032	24.0%
Depreciation & amortization	6,644		5,167
Preopening costs	—		1,415

Adjusted EBITDAre	$28,998	40.3%	$20,614	35.3%

Occupancy	77.9%		76.5%
Average daily rate (ADR)	$198.23		$194.92
RevPAR	$154.39		$149.13
OtherPAR	$286.86		$280.00
Total RevPAR	$441.25		$429.13

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDAre RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Mar. 31,
	2019		2018
	$	Margin	$	Margin
Gaylord National
Revenue	$65,630		$60,756
Operating Income	$6,234	9.5%	$3,317	5.5%
Depreciation & amortization	6,983		6,872
Interest income on Gaylord National bonds	2,576		2,654

Adjusted EBITDAre	$15,793	24.1%	$12,843	21.1%

Occupancy	72.0%		70.7%
Average daily rate (ADR)	$218.38		$198.24
RevPAR	$157.12		$140.24
OtherPAR	$208.22		$197.97
Total RevPAR	$365.34		$338.21

Gaylord Rockies
Revenue	$45,243		$—
Operating Loss (2)	$(8,770)	-19.4%	$—
Depreciation & amortization	22,461		—
Preopening costs	670		—
Interest income on Gaylord Rockies bonds	66		—

Adjusted EBITDAre (2)	$14,427	31.9%	$—

Occupancy	55.4%		n/a
Average daily rate (ADR)	$196.81		n/a
RevPAR	$109.13		n/a
OtherPAR	$225.78		n/a
Total RevPAR	$334.91		n/a

The AC Hotel at National Harbor
Revenue	$2,435		$2,371
Operating Income	$221	9.1%	$131	5.5%
Depreciation & amortization	335		327

Adjusted EBITDAre	$556	22.8%	$458	19.3%

Occupancy	59.0%		60.6%
Average daily rate (ADR)	$206.65		$191.04
RevPAR	$121.97		$115.76
OtherPAR	$18.95		$21.45
Total RevPAR	$140.92		$137.21

The Inn at Opryland (3)
Revenue	$3,289		$2,986
Operating Income (Loss)	$244	7.4%	$(24)	-0.8%
Depreciation & amortization	417		367

Adjusted EBITDAre	$661	20.1%	$343	11.5%

Occupancy	65.0%		63.3%
Average daily rate (ADR)	$140.69		$129.13
RevPAR	$91.44		$81.73
OtherPAR	$29.12		$27.79
Total RevPAR	$120.56		$109.52

(1)	Same-Store Hospitality segment excludes Gaylord Rockies
(2)	Operating income and Adjusted EBITDAre for 2019 for Gaylord Rockies exclude asset management fees paid to RHP of $0.5 million.
(3)	Includes other hospitality revenue and expense

Ryman Hospitality Properties, Inc. and Subsidiaries

Reconciliation of Forward-Looking Statements

Unaudited

(in thousands)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”) and Adjusted Funds From Operations (“AFFO”) reconciliation:

	GUIDANCE RANGE FOR FULL YEAR 2019
	Low	High
Ryman Hospitality Properties, Inc.
Net Income	$129,200	$133,500
Provision (benefit) for income taxes	15,000	17,100
Interest expense	112,000	118,000
Depreciation and amortization	210,800	216,400

EBITDAre	467,000	485,000
Preopening expense	1,900	2,500
Non-cash lease expense	4,800	5,000
Equity based compensation	7,600	8,500
Pension settlement charge, Other	1,500	1,500
Interest income on bonds	10,200	10,500

Consolidated Adjusted EBITDAre	$493,000	$513,000

Adjusted EBITDAre of noncontrolling interest	(29,941)	(31,457)

Consolidated Adjusted EBITDAre, excluding noncontrolling interest	$463,059	$481,543

Same-Store Hospitality Segment
Operating Income	$268,600	$276,000
Depreciation and amortization	108,000	110,000
Non-cash lease expense	4,800	5,000
Preopening expense	—	—
Other gains and (losses), net	2,600	2,800
Interest income on bonds	10,000	10,200

Adjusted EBITDAre	$394,000	$404,000

Gaylord Rockies
Operating Loss	$(11,400)	$(9,500)
Depreciation and amortization	89,500	91,500
Preopening expense	700	700
Interest income on bonds	200	300

Adjusted EBITDAre	$79,000	$83,000

Entertainment Segment
Operating Income	$35,000	$37,200
Depreciation and amortization	11,000	12,000
Preopening expense	1,200	1,800
Equity based compensation	800	1,000

Adjusted EBITDAre	$48,000	$52,000

Corporate and Other Segment
Operating Loss	$(37,100)	$(35,400)
Depreciation and amortization	2,300	2,900
Equity based compensation	6,800	7,500
Pension settlement charge, Other	1,500	1,500
Other gains and (losses), net	(1,500)	(2,500)

Adjusted EBITDAre	$(28,000)	$(26,000)

Ryman Hospitality Properties, Inc.
Net income available to common shareholders	$139,000	$149,200
Depreciation & amortization	210,800	216,400
Noncontrolling interest FFO adjustments	(35,758)	(36,000)

Funds from Operations (FFO) available to common shareholders	314,042	329,600
Non-cash lease expense	4,800	5,000
Amortization of DFC	5,700	6,200
Deferred tax expense (benefit)	12,800	13,300
Pension settlement charge	1,500	1,500

Adjusted FFO available to common shareholders	$338,842	$355,600